UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2024

Vor Biopharma Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-39979	81-1591163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cambridgepark Drive Suite 101 Cambridge, Massachusetts	02140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 655-6580

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors (the “Board”) of Vor Biopharma Inc. (the “Company”) adopted an amendment and restatement of the Vor Biopharma Inc. 2021 Equity Incentive Plan to, among other things, increase the number of shares that will automatically be added to the share reserve thereunder on January 1 of each calendar year from four percent (4%) to five percent (5%) of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year through and including calendar year 2034 (the “Amended and Restated Plan”), and submitted the Amended and Restated Plan for stockholder approval at the 2024 Annual Meeting of Stockholders of the Company on May 23, 2024 (the “Annual Meeting”). The Company’s stockholders approved the Amended and Restated Plan at the Annual Meeting.

The description of the terms of the Amended and Restated Plan contained herein and in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2024 (the “Proxy Statement”) is qualified in its entirety by the text of the Amended and Restated Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 23, 2024, the Company held the Annual Meeting. There were 62,609,261 shares of common stock represented at the Annual Meeting by valid proxies or voted at the Annual Meeting, which was approximately 91.78% of the shares of common stock entitled to vote at the Annual Meeting. At the Annual Meeting, the Company’s stockholders voted on the three proposals set forth below. A more detailed description of each proposal is set forth in the Proxy Statement.

Proposal 1 – Election of Two Class III Directors

Robert Ang, M.B.B.S., MBA, and Sven (Bill) Ante Lundberg, M.D., were each elected to serve as a member of the Board until the 2027 Annual Meeting of Stockholders and until his successor is duly elected or qualified, or, if sooner, until the director’s death, resignation or removal, by the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert Ang M.B.B.S. MBA	54,492,971	3,710,442	4,405,848
Sven (Bill) Ante Lundberg, M.D.	44,979,430	13,223,983	4,405,848

Proposal 2 – Amendment and Restatement of the 2021 Equity Incentive Plan

The stockholders approved the Amended and Restated Plan by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
36,830,136	20,854,116	519,161	4,405,848

Proposal 3 – Ratification of Selection of Independent Registered Public Accounting Firm

The stockholders ratified the selection by the Audit Committee of the Board of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024, by the following votes:

Votes For	Votes Against	Abstentions
62,342,083	12,280	254,898

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Vor Biopharma Inc. Amended and Restated 2021 Equity Incentive Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vor Biopharma Inc.

	By:	/s/ Robert Ang
Robert Ang
Chief Executive Officer

Date: May 28, 2024